UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2010

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As has been previously disclosed in FX Real Estate and Entertainment Inc.’s (the "Company") Current Reports on Form 8-K dated December 23, 2009 and January 22, 2010, as filed with the Securities and Exchange Commission on December 24, 2009 and January 28, 2010, respectively (the "Prior Form 8-Ks"), the Company’s remaining Las Vegas subsidiary, the first lien lenders, certain of the second lien lenders and the first and second lien agents under the Las Vegas subsidiary’s $475 million mortgage loans, and LIRA LLC, a corporate affiliate of Robert F.X. Sillerman, Paul C. Kanavos and Brett Torino, who are directors, executive officers and/or greater than 10% stockholders of the Company, are parties to that certain Lock Up and Plan Support Agreement dated as of December 18, 2009, as amended by the First Amendment thereto dated as of January 22, 2010 (as amended, the "New Lock Up Agreement").

As has been previously disclosed in the Prior Form 8-Ks, the purpose of the New Lock Up Agreement is to pursue an orderly liquidation of the Company’s Las Vegas subsidiary for the benefit of its (and its predecessor entities’) creditors pursuant to a prearranged sale of the Las Vegas subsidiary’s Las Vegas property under a prepackaged chapter 11 bankruptcy case to be filed by the Las Vegas subsidiary. The Las Vegas subsidiary is currently in default under its $475 million mortgage loans secured by its Las Vegas property, which is substantially the Company’s entire business.

Reference is made to the Prior Form 8-Ks for a summary description of the prearranged sale of the Las Vegas property and the related prepackaged chapter 11 bankruptcy proceeding and other transactions contemplated by the New Lock Up Agreement.

On February 3, 2010, the parties to the New Lock Up Agreement amended the New Lock Up Agreement by entering into the Second Amendment to the Lock Up and Plan Support Agreement (the "Second Amendment"). Under the Second Amendment, the parties further extended the date until which they have to agree upon the definitive forms of the key transaction documents required to implement the prepackaged chapter 11 bankruptcy case’s plan of reorganization from February 3, 2010 to February 12, 2010 (or such earlier date upon which the parties agree that the key transaction documents are in definitive form).

The New Lock Up Agreement, as amended by the Second Amendment, will automatically terminate and be of no further force and effect on February 12, 2010 (unless extended by agreement) if on or before such date the parties thereto have not agreed upon the definitive forms of such key transaction documents.

The date on which the parties agree upon such key transaction documents is referred to in the Prior Form 8-Ks as the "Document Finalization Date." Upon the occurrence of the Document Finalization Date, the Las Vegas subsidiary is required to use its commercially reasonable best efforts to take certain specified actions within specified time periods for the purpose of initiating the prepackaged chapter 11 bankruptcy case contemplated by the New Lock Up Agreement. Such specified actions and time periods are summarized in the Current Report on Form 8-K dated December 23, 2009.

The foregoing description of the New Lock Up Agreement, as amended by the Second Amendment, and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the New Lock Up Agreement (including the First Amendment thereto), copies of which are filed as Exhibits to the Prior Form 8-Ks and incorporated herein by reference, and the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Second Amendment to Lock Up and Plan Support Agreement dated as of February 3, 2010 by and among Ladesbank Baden-Württemberg, Münchener Hypothekenbank EG, Deutsche Hypothekenbank (Actien-Gesellschaft), Great Lakes Reinsurance (UK) PLC, Five Mile Capital Pooling International LLC, Spectrum Investment Partners LP, Transamerica Life Insurance Company, NexBank, SSB, FX Luxury Las Vegas I, LLC and LIRA LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

February 9, 2010	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Lock Up and Plan Support Agreement dated as of February 3, 2010 by and among Ladesbank Baden-Württemberg, Münchener Hypothekenbank EG, Deutsche Hypothekenbank (Actien-Gesellschaft), Great Lakes Reinsurance (UK) PLC, Five Mile Capital Pooling International LLC, Spectrum Investment Partners LP, Transamerica Life Insurance Company, NexBank, SSB, FX Luxury Las Vegas I, LLC and LIRA LLC